Exhibit 99.6

[LOGO - ROHN INDUSTRIES, INC.]



WORLD HEADQUARTERS
6718 W. Plank Rd.
Peoria, IL 61604 USA
Ph: 309-697-4400
FAX: 309-697-5612
[OBJECT OMITTED]

                               FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
Al Dix
Chief Financial Officer
(309) 633-6809
al_dix@rohnnet.com

          ROHN ANNOUNCES CLOSING OF ASSET TRANSFER TO BANK LENDERS

PEORIA, IL, JANUARY 2, 2003 - ROHN Industries, Inc. (NASDAQ: ROHN), a provider of infrastructure equipment to the telecommunications industry, announced today that it has completed its previously announced transfer of assets to the lenders under its bank credit facility in exchange for the extinguishment of approximately $7.4 million in debt under that facility. The assets sold in the transaction included ROHN's facilities located in Bessemer, Alabama, a portion of ROHN's facilities located in Peoria, Illinois, and certain inventory, accounts receivable and equipment. The assets transferred are described in more detail in ROHN's Information Statement filed with the Securities and Exchange Commission on December 11, 2002. As previously announced, ROHN intends to consolidate its manufacturing operations currently conducted in Peoria, Illinois and Frankfort, Indiana into its facilities at Frankfort and continue operations.

     ROHN's majority stockholder, the UNR Asbestos-Disease Claims Trust, approved the transfer of assets.

     In connection with the transfer of assets, ROHN and its bank lenders entered into an amended bank credit facility. The amended credit facility provides for a one-year revolving credit facility for ROHN's continuing operations, the repayment of the term loans under the credit facility on June 30, 2003, and more flexible financial covenants that do not take effect until April 1, 2003.

     ROHN also announced today that it has closed the previously announced sale of its facilities located in Casa Grande, Arizona. This transaction resulted in net proceeds to ROHN of approximately $2.6 million.

     Horace Ward, ROHN's Chief Executive Officer said "These transactions allow the Company to put a difficult period behind it. The asset transfer and sale of the facilities located in Casa Grande, Arizona resulted in a $10 million reduction in the Company's debt and tax benefits that the Company expects to realize as a result of the transaction should allow the Company to repay a substantial amount of its obligations to its creditors. The Company looks forward to consolidating its operations at its facilities in Frankfort, Indiana and continuing to service its customers."

     ROHN Industries, Inc. is a manufacturer and installer of telecommunications infrastructure equipment for the wireless industry. Its products are used in cellular, PCS, radio and television broadcast markets. The company's products and services include towers, design and construction, poles and antennae mounts. ROHN has ongoing manufacturing locations in Peoria, Illinois and Frankfort, Indiana along with a sales office in Mexico City, Mexico.

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Statements in this press release include "forward-looking statements"
within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to sales and earning expectations, expected demand and other statements of outlook. The actual results and effects could differ materially from those currently anticipated in our forward-looking statements. Factors and risks that could cause such differences include, but are not limited to: wireless and fiber optic communications industry capital spending; the ability of our customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition, particularly on pricing and margins; our implementation of our growth objectives in foreign markets; our indebtedness, which could restrict our operations, making us more vulnerable to adverse economic conditions and making it more difficult for us to implement our business strategy; liquidity problems that confront or may confront us; our inability to obtain bonding required for certain customer contracts or potential contracts; our Commonwealth of Pennsylvania construction project staying on its currently anticipated schedule; and regulatory changes affecting our industry. The cautionary statement contained in Exhibit 99.1 to ROHN's Form 10-K is incorporated herein by reference. Our forward-looking statements are given as of the date of this release and we are not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.